ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (the “Agreement”) is made April 17, 2012, and made effective as of March 31, 2012, by and between AIR PURE SYSTEMS, LLC, a limited liability company formed pursuant to the laws of the State of North Carolina (“Seller”), and OXYSONIX CORPORARTION, a corporation formed pursuant to the laws of the State of Delaware (“Buyer”).

WHEREAS, Buyer desires to purchase and Seller desires to sell the assets itemized in Schedule A hereto (the “Assets”).

NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	Purchase of Assets

1.1 Sale of Assets.  Immediately upon execution hereof, and effective as of the Effective Date, Seller shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase, assume and acquire from Seller, all of Seller’s right, title and interest in, to and under the Assets on a AS-IS, WHERE-IS basis, free and clear of all liens, claims and encumbrances.

1.2 Closing Deliveries.

1.2.1 Acquisition Shares. The total purchase price (the “Purchase Price”) for the Assets shall consist of TWENTY THOUSAND (20,000) shares of the Series 1 Preferred Stock of Buyer (the “Acquisition Shares”), having the rights and designations set forth in the Buyer Series 1 Preferred Stock Certificate of Designations attached hereto in Schedule B (the “Certificate of Designations”). The Purchase Price shall be paid by Buyer on or before the Closing Date in the form of certificated Acquisition Shares issued in the name of Seller, a copy of which stock certificate is attached hereto in Schedule C (and the obligations of Seller to consummate the transactions contemplated hereby shall be subject to receipt of such Acquisition Shares on or prior to the Closing Date).

1.2.2 Assignment. On the Closing Date, Seller shall execute and deliver or cause to be delivered to Buyer (and the obligations of Buyer to consummate the transactions contemplated hereby shall be subject to the fulfillment of, on or prior to the Closing Date), each of the following:

1.2.2.1 an executed bill of sale in the form attached hereto as Schedule A (the “Bill of Sale”) assigning, transferring, and conveying to Buyer title to the Assets;

1.2.2.2 an executed assignment and release agreement (the “Assignment Agreement”) in the form attached hereto as Schedule D and effective as of the Effective Date by and between Seller and Buyer;

1.2.2.3 an executed confirmatory form of assignment (the “Confirmatory Assignment”) in the form attached the Assignment Agreement, which Confirmatory Assignment shall have been filed with the U.S. Patent and Trademark Office on the Closing Date to confirm the assignment of the patents and the patent applications included in the Assets; and,

1.2.2.4 the Assets.

1.3 Closing; Closing Date. The purchase and sale of the Assets contemplated hereunder (the “Closing”), including the delivery of all Closing deliveries in this Section 1, shall take place as soon as possible after the Effective Date, but in no event later than April 15, 2012 (the “Closing Date”). The Closing shall take place at the offices of Seller, provided that the parties agree that Closing may take place by mail, email, facsimile or overnight delivery.

2.	Purchase of Assets

2.1. Representations and Warranties of Seller. Seller represents and warrants to Buyer as of the date of this Agreement as follows:

2.1.1 Organization and Standing.  Seller is a limited liability company, duly organized, validly existing, and in good standing under the laws of the state of North Carolina, has the power to own, lease and operate the properties it now owns, leases and operates, and to carry on its business as now being conducted.

2.1.2 Authorization.  Seller has all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.  The execution, delivery and performance of this Agreement has been duly approved by all necessary actions of Seller, and this Agreement constitutes the valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws and general principles of equity.

2.1.3 Title to Assets.  Seller is the sole owner of the Assets and can convey good and marketable title to the Assets, free and clear of all liens, charges, security interests, claims or encumbrances whatsoever, provided, however, that the Seller acknowledges and agrees that the Buyer may use the funds from the Purchase Price, including any amount payable under, pursuant to or otherwise in connection with the Acquisition Shares as set forth in the Certificate of Designations, to satisfy and obtain discharges of any such liens and encumbrances.

2.2 Representations and Warranties of Buyer.  Buyer represents and warrants to Seller as follows:

2.2.1 Organization and Standing.  Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, has the power to own, lease, and operate the properties it now owns, leases and operates, and to carry on its business as now being conducted.

2.2.2 Authorization.  Buyer has full power and authority and the legal right to enter into this Agreement and to consummate the transactions contemplated hereby.  The execution, delivery, and performance of this Agreement has been duly approved by all necessary actions, and the Agreement constitutes a valid and binding obligation of Buyer enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws and general principles of equity.

3.	Indemnification

3.1 Indemnification by Seller.  Seller agrees to indemnify, defend and hold harmless Buyer from and against any and all demands, claims, complaints, actions or causes of action, suits, proceedings, investigations, arbitrations, assessments, losses, damages, liabilities, costs and expenses, including, but not limited to, interest, penalties and reasonable attorneys’ fees and disbursements (“Losses”), asserted against, imposed upon or incurred by Buyer, directly or indirectly, by reason of or resulting from any claim or assertion that the Seller did not convey to Buyer good and marketable title to the Assets free and clear of all liens and encumbrances.

3.2 Procedure.  In the event that any claim is asserted against Buyer as to which Buyer is entitled to indemnification hereunder, Buyer shall (i) within THIRTY (30) days after receiving written notice of the notice of any other third party claim (e.g., a lawsuit, an invoice, notice of assessment, etc.), or (ii) within a reasonable time after becoming aware of the existence of any other claim as to which indemnification may be sought, notify the Seller thereof in writing, provided, however, that the failure to provide such notice shall not limit Buyer from obtaining indemnification for such claim under this Agreement.  Seller shall, upon receipt of the written notice, have the right to assume at its expense the defense against such claims in its own name, or, if necessary, in the name of Buyer.  Buyer shall cooperate with and make available to Seller such assistance and materials as may be reasonably requested of it, all at the expense of Seller, and Buyer shall have the right to compromise and settle the claim with prior written consent of Seller, which consent may not be unreasonably withheld, provided, however, that Buyer may settle any claim against it at any time by waiving its right to indemnification hereunder.

3.3 Limitation of Liability.  Seller shall not be liable to Buyer for special, indirect, incidental, consequential, or punitive damages of the other or for any form of damages (even if advised of the possibility thereof) other than direct damages arising out of or in connection with this Agreement or the subject matter hereof.

4.	Miscellaneous

4.1 Survival. All representations and warranties contained in this Agreement shall survive for a period of one year after the execution of this Agreement unless waived in writing by the party for whose benefit such representations and warranties have been given. The indemnification and other covenants of the parties contained in this Agreement and pursuant hereto shall survive the Closing Date and remain in full force and effect indefinitely, subject to applicable statutes of limitation.

4.2 Expenses.  Each party hereto shall pay its own expenses incurred in connection with this Agreement and in the preparation for and consummation of the transactions provided for herein.

4.3 Non-Violation.  Neither Seller nor Buyer shall take or omit to take any action (or permit any person, firm, or corporation under its control to take or omit to take any action) that would violate or cause a violation of the representations or warranties made herein or render the same inaccurate in any material respect as of the date hereof or which in any way would prevent the carrying out of this Agreement or consummation of the transactions contemplated by this Agreement.  Each of the parties shall take all such action or further action as may be reasonably necessary or desirable in order to effectuate the consummation of the transactions contemplated hereby.

4.4 Notices.  All notices under this Agreement shall be in writing and shall be (i) delivered in person, (ii) sent by telecopy, or (iii) mailed, postage prepaid, either by registered or certified mail, return receipt requested, or overnight express carrier, addressed in each case to the addresses set forth above, or to any other address or telecopy number as such party shall designate in a written notice to the other.  All notices sent pursuant to the terms of this Section shall be deemed received (i) if personally delivered, then on the date of delivery; (ii) if sent by telecopy before 2:00 p.m. local time of the recipient, on the day sent if a business day or if such day is not a business day or if sent after 2:00 p.m. local time of the recipient, then on the next business day; (iii) if sent by overnight, express carrier, on the next business day immediately following the day sent; or (iv) if sent by registered or certified mail, on the earlier of the third (3rd) business day following the day sent or when actually received.  Any notice by telecopy shall be followed by delivery of a copy of such notice on the next business day by overnight express carrier or by hand.

4.5 Entire Agreement; Amendment.  This Agreement and the documents referred to or delivered pursuant to this Agreement, constitute the entire agreement between the parties pertaining to the subject matter hereof, and supersede any and all prior and contemporaneous agreements, understandings, negotiations and discussions of the parties, whether oral or written.  No amendment, supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by all parties hereto, or in the case of a waiver, by the party for whom such benefit was intended.  The parties acknowledge and agree that facsimiles or photocopies of the executed original of this Agreement shall be deemed to have the same force and effect as an executed original for all purposes.

4.6 Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of, and be enforceable against, the parties hereto and their respective successors and assigns.  Neither this Agreement nor the Acquisition Shares, nor any beneficial ownership interest in, to and under the Acquisition Shares, shall be assignable by Seller. However, this Agreement shall be assignable by Buyer upon written notice to Seller.

4.7 Governing Law.  This Agreement shall be governed in all respects (including matters of construction, validity, and performance) by the internal laws of the State of New York, in the Southern District of New York without giving effect to New York principles of conflicts of law.  In the event that either party brings any action under this Agreement, the parties hereby irrevocably submit to the exclusive jurisdiction of the federal courts of the United States and the state courts of New York with regard to any action, suit, proceeding, claim or counterclaim initiated under this Agreement.

4.8 Waivers.  Compliance with the provisions of this Agreement may be waived only by an instrument in writing executed by the party granting the waiver.  The failure of any party at any time or times to require performance of any provisions of this Agreement shall in no manner affect the right of such party at a later time to enforce the same or any other provision of this Agreement.  No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or be construed as a further or continuing waiver of such condition or breach or of any other condition or of the breach of any other term of this Agreement.

4.9 Further Assurances; Cooperation.  At and after the Closing, Seller will execute and deliver such further instruments of conveyance and transfer as Buyer may reasonably request to convey and transfer effectively to Buyer the Assets.

4.10 Signature in Counterparts. This Agreement may be executed in separate counterparts, neither of which need contain the signatures of both parties, each of which shall be deemed to be an original, and both of which taken together constitute one and the same instrument.

4.11 Jury Waiver. Seller and Buyer hereby make the following waiver knowingly, voluntarily, and intentionally, and understand that the other, in entering into this Agreement, is relying on such a waiver:  SELLER AND BUYER EACH HEREBY IRREVOCABLY WAIVE ANY PRESENT OR FUTURE RIGHT TO A JURY IN ANY TRIAL OF ANY CASE OR CONTROVERSY IN WHICH THE OTHER BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST SUCH PARTY OR IN WHICH SUCH PARTY IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF, OR IS IN RESPECT OF, ANY RELATIONSHIP BETWEEN SELLER, OR ANY OTHER PERSON, AND BUYER.

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IN WITNESS WHEREOF, the parties have executed this Asset Purchase Agreement on the day and year first above written.

AIR PURE SYSTEMS, LLC, a limited liability company formed pursuant to the laws of the State of North Carolina with an address of 229 Airport Road, Suite 7-151, Arden, North Carolina 28704

By:           WATCHIT TECHNOLOGIES, INC.
Its:           Sole Member

By:          /s/Gary Musselman
Gary Musselman
Chairman and Chief Financial Officer

OXYSONIX CORPORARTION

By:              /s/Max Bennett
Name:         Max Bennett
Title:           Chief Executive Officer

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SCHEDULE A

BILL OF SALE

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SCHEDULE B

ACQUSITION SHARES; SERIES 1 PREFERRED STOCK CERTIFICATE OF DESIGNATIONS

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SCHEDULE C

COPY OF ACQUISITION SHARES STOCK CERTIFICATE

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SCHEDULE D

ASSIGNMENT AGREEMENT

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